                                                               Exhibit a.(14)

                               THE MAINSTAY FUNDS
                                     FORM OF
                        REDESIGNATION OF SERIES OF SHARES
                OF BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE

     The undersigned, being at least a majority of the Trustees of The MainStay Funds, a Massachusetts business trust ("Trust"), acting pursuant to Article V,
Section 5.11 and Article VIII, Section 8.3 of the Trust's Declaration of Trust dated January 9, 1986, as amended and restated on August 30, 1991 and December 31, 1994 ("Declaration of Trust"), deeming it desirable to make changes to the Declaration of Trust that do not materially adversely affect the rights of the Trust's shareholders, hereby amend the Declaration of Trust as follows:

1. Effective January 1, 2004, the series of the Trust presently designated as "MainStay Equity Income Fund" is hereby redesignated as "MainStay Mid Cap Value Fund", and all other terms and conditions regarding the designation of that series contained in the Amended and Restated Establishment and Designation of Additional Series dated April 27, 1998, as thereafter amended, remain in full force and effect.

2. Effective January 1, 2004, the series of the Trust presently designated as "MainStay Global High Yield Fund" is hereby redesignated as "MainStay Global High Income Fund", and all other terms and conditions regarding the designation of that series contained in the Amended and Restated Establishment and Designation of Additional Series dated April 27, 1998, as thereafter amended, remain in full force and effect.

3. Effective January 1, 2004, the series of the Trust presently designated as "MainStay Growth Opportunities Fund" is hereby redesignated as "MainStay Common Stock Fund", and all other terms and conditions regarding the designation of that series contained in the Amended and Restated Establishment and Designation of Additional Series dated April 27, 1998, as thereafter amended, remain in full force and effect.

4. Effective January 1, 2004, the series of the Trust presently designated as "MainStay Strategic Income Fund" is hereby redesignated as "MainStay Diversified Income Fund", and all other terms and conditions regarding the designation of that series contained in the Amended and Restated Establishment and Designation of Additional Series dated April 27, 1998, as thereafter amended, remain in full force and effect.

Dated: December 29, 2003

/s/ Charlynn Goins                               /s/ Edward J. Hogan
-------------------------------                  -------------------------------
Charlynn Goins, as Trustee                       Edward J. Hogan, as Trustee

/s/ Harry G. Hohn                                /s/ Terry L. Lierman
-------------------------------                  -------------------------------
Harry G. Hohn, as Trustee                        Terry L. Lierman, as Trustee

/s/ John B. McGuckian                            /s/ Donald E. Nickelson
-------------------------------                  -------------------------------
John B. McGuckian, as Trustee                    Donald E. Nickelson, as Trustee

/s/ Donald K. Ross                               /s/ Stephen C. Roussin
-------------------------------                  -------------------------------
Donald K. Ross, as Trustee                       Stephen C. Roussin, as Trustee

/s/ Michael H. Sutton                            /s/ Richard S. Trutanic
-------------------------------                  -------------------------------
Michael H. Sutton, as Trustee                    Richard S. Trutanic, as Trustee

/s/ Gary E. Wendlandt
-------------------------------
Gary E. Wendlandt, as Trustee